                  MODIFICATION AGREEMENT NO. 2
           TO REIMBURSEMENT AGREEMENT AND STANDBY NOTE


     THIS MODIFICATION AGREEMENT NO. 2 TO REIMBURSEMENT AGREEMENT AND STANDBY NOTE (the "Modification No. 21") is made as of the 1st day of April, 1994, by and between SHONEY'S, INC. (the
"Borrower"), a Tennessee corporation, and NATIONSBANK OF TENNESSEE, N.A. ("NationsBank") (formerly known as Sovran Bank/ Central South), a national banking association having its principal place of business in the City of Nashville, Tennessee.

                           WITNESSETH:

     WHEREAS, the parties heretofore entered into a Reimbursement Agreement dated as of October 1, 1990 (the "Agreement"), as modified and amended by Modification Agreement No. 1 to Reimbursement Agreement and Standby Note dated July 21, 1993 (the "Modification No. 1") (the Agreement, as modified by Modification No. 1, is hereinafter referred to as the "Reimbursement Agreement"); and

     WHEREAS, pursuant to the Reimbursement Agreement, the Borrower has issued its $9,580,000.00 Standby Promissory Note dated October 5, 1990 (the "Note"), as modified and amended by Modification No.
1 (the Note, as modified and amended by Modification No. 1, is hereinafter referred to as the "Standby Note"); and

     WHEREAS, the Borrower has requested that NationsBank amend certain provisions of the Reimbursement Agreement and the Standby
Note as set forth herein; and

     WHEREAS, NationsBank is willing to amend such provisions, but only on the terms and conditions set forth herein,

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

                           ARTICLE I.
                           DEFINITIONS

     SECTION 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Modification No. 2, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Borrower" has the meaning assigned to such term in the preamble.
     "Modification Effective Date" has the meaning assigned to such term in Section 3.1.

     "Modification No. 1" has the meaning assigned to such term in the first recital.

     "Modification No. 2" means this Modification Agreement No. 2 to Reimbursement Agreement and Standby Note.

     "NationsBank" has the meaning assigned to such term in the preamble.

     "Reimbursement Agreement" has the meaning assigned to such term in the first recital.

     "Standby Note" has the meaning assigned to such term in the second recital.

     SECTION 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Modification No. 2, including its preamble and recitals, have the meanings assigned to such terms in the Reimbursement Agreement.


                           ARTICLE II.
           MODIFICATION OF REIMBURSEMENT AGREEMENT AND
       STANDBY NOTE AS OF THE MODIFICATION EFFECTIVE DATE

     Effective on (and subject to the occurrence of) the Modification Effective Date, the provisions of the Reimbursement Agreement and Standby Note referred to below are hereby amended and modified in accordance with this Article II. Except as expressly so amended, the Reimbursement Agreement and Standby Note shall continue in full force and effect in accordance with their terms, and the Borrower hereby reaffirms its obligations under the Reimbursement Agreement and the Standby Note as amended and modified hereby and under the other Note Documents.

     SECTION 2.1.   Modification of Reimbursement Agreement.
The Reimbursement Agreement is hereby amended in the following manner:

          SECTION 2.1.1. The following definition of "First
     Step-Down" is hereby added to Article I of the Reimbursement Agreement in appropriate alphabetical order:

               "First Step-Down" shall mean the time at which the Borrower has delivered a Compliance
          Certificate  (as defined in the CIBC
          Agreement) pursuant to the CIBC Agreement demonstrating that the Borrower's Funded Debt
          Ratio (as defined in the CIBC Agreement) is equal to or less than 3:1 and the Borrower's
          Adjusted Interest Coverage Ratio (as defined in the CIBC Agreement) is greater than 3:1.1"

               SECTION 2.1.2. Section 3.02(a) of the
          Reimbursement Agreement is hereby deleted and the following is inserted in lieu therefor:

               "(a) In addition to any other fees
          payable to the Letter of Credit Issuer, the Borrower will pay to the Letter of Credit
          Issuer in advance, on the Date of Issuance and on each Commission Payment Date thereafter until the Termination Date, a letter of credit fee for the period from such Commission
          Payment Date (or, in the case of the first such payment, the Date of Issuance) to and including the day before the next Commission
          Payment Date, in an amount equal to the
          product of (i) one and one-half percent (1 1/2%) per annum (the "Fee Percentage") of the Stated
          Amount of the Letter of Credit (as determined on such Commission Payment Date) multiplied by
          (ii) a fraction, the numerator of which equals the actual number of days from and including such Commission Payment Date (or the Date of
          Issuance, as the case may be) to and including the day before the next Commission Payment
          Date and the denominator of which equals the actual number of days in such year, provided, however, that, upon the occurrence of the First Step-Down, the Fee Percentage shall be reduced to one and one-quarter percent (l 1/4%) per annum. The Borrower shall be entitled to a pro-rata refund of such fee paid in advance if and to the extent that the Stated Amount of the Letter of credit is reduced during the period for which such fee was prepaid pursuant to the provisions of Section 5.10(b) of the
          Note Issuance Agreement."

     SECTION 2.2. Modification of Standby Note. The Standby Note is hereby amended in the following manner:

          SECTION 2.2.1. The date "September 1, 19951" appearing in the fourth full paragraph of the Standby
     Note is hereby deleted and the date "September 1, 1997" is inserted in lieu therefor.

                          ARTICLE III.
                   CONDITIONS TO EFFECTIVENESS

     SECTION 3.1. Modification Effective Date. This modification No. 2 shall become effective as of the date first above written (the "Modification Effective Date") when counterparts of this Modification No. 2 shall have been duly executed by the Borrower and NationsBank.

                           ARTICLE IV.
                          MISCELLANEOUS

     SECTION 4.1.   Cross References.   References in this
Modification No. 2 to any article or section are, unless otherwise specified, to such article or section of this Modification No. 2.

     SECTION 4.2.   Instrument Pursuant to Reimbursement Agreement;
Limited Waiver.     This Modification No. 2 is a document executed
pursuant to the Reimbursement Agreement and shall (unless otherwise expressly indicated therein) be construed, administered, and applied in accordance with all of the terms and provisions of the Reimbursement Agreement. Any term or provision of and any modification effected by this Modification No. 2 may be modified in any manner by an instrument in writing executed by the parties hereto. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, and conditions of the Reimbursement Agreement, the Standby Note and the other Note Documents shall remain unmodified and unwaived. The modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly modified herein.

     SECTION 4.3. Successors and Assigns. This Modification No. 2 shall be binding upon and inure to the benefit of.the parties hereto and their respective successors and assigns.

     SECTION 4.4. Counterparts. This Modification No. 2 may be executed by the parties hereto in several counterparts which shall be executed by the Borrower and NationsBank, as the case may be, all of which shall be deemed to be an original and which shall constitute together but one and the same agreement.

     SECTION 4.5.   Event of Default.   It is understood and agreed
that any breach of any representation or warranty or covenant contained herein shall constitute an Event of Default.

     SECTION 4.6. Expenses. The Borrower hereby agrees that it will pay all out-of-pocket expenses incurred by NationsBank in connection with this Modification No. 2, including reasonable attorneys' fees and expenses.

     IN WITNESS WHEREOF, the parties hereto have caused this Modification No. 2 to be executed by their respective officers hereunder duly authorized as of the day and year first above written.
                              SHONEY'S, INC.

                              By:
                                 --------------------------------
                              Title:
                                     ----------------------------


                              NATIONSBANK OF TENNESSEE, N.A.
                               (formerly known as Sovran
                               Bank/Central South)

                              By:
                                 --------------------------------
                              Title:
                                     ----------------------------